Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" for the Scudder Yieldwise Money Fund, Scudder Yieldwise Government & Agency Money Fund (formerly, Scudder Yieldwise Government Money Fund), and Scudder Yieldwise Municipal Money Fund (comprising Scudder Yieldwise Funds) in the Scudder Yieldwise Funds Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Scudder Yieldwise Funds Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A, No. 333-21187) of our report dated September 22, 2004, on the financial statements and financial highlights of Scudder Yieldwise Money Fund, Scudder Yieldwise Government & Agency Money Fund (formerly, Scudder Yieldwise Government Money Fund), and Scudder Yieldwise Municipal Money Fund, included in the Fund Annual Report dated July 31, 2004.


/s/Ernst & Young LLP

Boston, Massachusetts
November 24, 2004